Investor Presentation Delek Logistics Partners December 2021 Exhibit 99.1

Disclaimers 2 Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral and written presentations contain forward-looking statements within the meaning of federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. These forward-looking statements include, but are not limited to, the statements regarding the following: financial and operating guidance for future and uncompleted financial periods; potential for and projections of growth; distributions, including the amount and timing thereof; potential dropdown inventory and acquisition opportunities; the performance of our joint venture investments, including Red River and Wink to Webster, and the benefits, flexibility, returns and EBITDA therefrom; expansion projects; ability to create long-term value for our unitholders; financial flexibility and borrowing capacity; distribution growth of 5% or at all; crude oil throughput; benefits of Permian Basin activity; minimum volume commitments; and targeted internal rates of return. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting it to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; uncertainty relating to the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, production and transportation capacity; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability of the Wink to Webster joint venture to construct the long-haul pipeline; the ability of the Red River joint venture to expand the Red River pipeline; the ability to grow the Big Spring Gathering System; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’ and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US or Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation. Non-GAAP Disclosures: Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include: • Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income; • Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is a liquidity measure by which users of its financial statements can assess its ability to generate cash; and • Basic gross margin- calculated as net revenues less cost of materials and other. We believe these non-GAAP measures are useful to investors, lenders, ratings agencies and analysts to assess Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods; the ability of Delek Logistics’ assets to generate sufficient cash flow to make distributions to its unitholders; Delek Logistics' ability to incur and service debt and fund capital expenditures; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Delek Logistics believes that the presentation of EBITDA, distributable cash flow; distributable cash flow coverage ratio and basic gross margin provide useful information to investors in assessing its financial condition, its results of operations and the cash flow its business is generating. EBITDA, distributable cash flow, distributable cash flow coverage ratio and basic gross margin should not be considered in isolation or as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash provided by operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because the non-GAAP measures referenced above may be defined differently by other partnerships in its industry, Delek Logistics’ definitions may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in the appendix for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. We are unable to provide a reconciliation of forward-looking estimates of EBITDA or other forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of net income or other forward-looking GAAP measures is difficult to estimate and dependent on future events, which are uncertain or outside of our control. Accordingly, a reconciliation to the most comparable GAAP measure is not available without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of the projected GAAP measure could vary substantially from projected non-GAAP measure.

Investment Overview

Overview (NYSE: DKL)

- Current Distribution: $0.95/LP unit qtr; $3.80/LP unit annualized [1]; ~8.1% current yield [2]
- On-track to deliver 5% distribution growth in 2021 over 2020 levels
- MVC's underpin ~65% of gross margins providing stability

3Q21 Highlights

- Net Income of $43.6 million, Net cash from operating activities $74.8 million
- Distributable Cash Flow $55.5 million; DCF coverage ratio 1.34x [3]
- EBITDA of $69.9 million[3] increased 3% year-over-year
- Quarterly distribution increased by 5% year-over-year

Balance Sheet

- $589.1 million unused credit facility plus $4.9 million of cash as of September 30, 2021
- Leverage ratio 3.44x[4] as of September 30, 2021
- Strategic focus to maintain strong coverage and low leverage ratios

Business Initiatives

- Recent initiatives include:
  - Red River JV with Plains completed pipeline expansion in second half 2020
  - Slurry Blending: Exclusive agreement with Baker Hughes
  - Jefferson Energy Agreement expands Paline pipeline's reach and visibility in supply
- Exploring options to expand Big Spring Gathering System

Future Dropdown Potential

- Wink to Webster pipeline construction is ongoing with cash flow expected to progressively increase throughout 2022
- Krotz Springs midstream assets remain at Delek US level

(1) Annualized distribution based on quarterly distribution for quarter ended September 30, 2021 paid on November 10, 2021 to unitholders of record on November 5, 2021.
(2) Pricing as of 11/5/2021.
(3) For reconciliation to U.S. GAAP please refer to page 21 for distributable cash flow ("DCF") and DCF coverage ratio and page 22 for EBITDA.
(4) Leverage ratio based on last 12 months ("LTM") EBITDA as defined by credit facility covenants and disclosed in the earnings release filed on Form 8-K for each respective period.

3

4 Simplified Organizational Structure 20% interest (8.7 million Common limited partner units) 100% Delek Logistics Partners, LP NYSE: DKL (the Partnership) Public Unitholders Operating Subsidiaries 80% interest (34.7 million Common limited partner units) Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK • Eliminated incentive distribution rights (IDRs) in 2020 • General partner (GP) converted to non-economic interest Non-economic ownership interest

Delek US – A Growth Oriented, Financially Strong Partner


Source 207,000 bpd from Permian Basin
• Big Spring gathering system
• Wink to Webster JV Crude oil Pipeline
Cushing optionality: 100mbbl/d
CUSHING
WOODFORD BASIN
PERMIAN BASIN
WICHITA FALLS
ALBUQUERQUE
LUBBOCK
BIG SPRING
RIO
EL PASO
TUCSON
DALLAS
WEST TEXAS GULF
Wink to Webster
TYLER
SAN ANGELO
AMDEL
EAGLE FORD BASIN
RED RIVER
PALINE
MILLENNIUM
LITTLE ROCK
EL DORADO
CADDO
LOLA
KROTZ SPRINGS
BEAUMONT
FREEPORT
MEMPHIS
MID VALLEY
NASHVILLE
BRENTWOOD
ST JAMES
NEW ORLEANS
DELEK REFINERIES
DKL TERMINAL
DELEK ASPHALT TERMINAL
DELEK RENEWABLES
RETAIL CITIES
THIRD-PARTY TERMINAL
DKL CRUDE PIPELINE
DKL JOINT VENTURE CRUDE PIPELINES
THIRD-PARTY CRUDE PIPELINES
THIRD-PARTY PRODUCT PIPELINES
LONGVIEW, TEXAS
CORPORATE HEADQUARTERS

Refining	Logistics [1]	Asphalt	Retail	Renewables
❑ 302,000 bpd in total ▪ El Dorado, AR ▪ Tyler, TX ▪ Big Spring, TX ▪ Krotz Springs, LA ❑ Crude oil supply: 262,000 bpd WTI linked currently ❑ Increasing crude oil optionality through Red River expansion	❑ 10 terminals ❑ Approximately 1,550 miles of pipeline ❑ 10.2 million bbls of storage capacity ❑ West Texas wholesale ❑ JV crude oil pipelines: RIO / Caddo/ Red River ❑ Own ~80% of DKL	6 asphalt terminals located in: 1) El Dorado, AR 2) Muskogee, OK 3) Memphis, TN 4) Big Spring, TX 5) Henderson, TX 6) Richmond Beach, WA	❑ Approximately 250 stores ❑ Southwest US locations ❑ West Texas wholesale marketing business	Approximately 40m gallons Biodiesel production capacity: 1) Crossett, AR 2) Cleburne, TX 3) New Albany, MS

1) Consists of ownership in Delek Logistics.

5

Delek Logistics Partners, LP Overview

7 Logistics Assets Positioned to Benefit from Permian Basin Activity Growing logistics assets support crude sourcing and product marketing for customers • ~805 miles (1) of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX • ~ 600 mile crude oil gathering system in AR • Storage facilities with 10 million barrels of active shell capacity • Rail offloading facility Pipelines/Transportation Segment • Wholesale and marketing business in west Texas • 10 light product terminals in TX, TN, AR • Approx. 1.4 million barrels of active shell capacity Wholesale/Terminalling Segment (1) Includes approximately 240 miles of leased pipeline capacity.

8 Multi-Year Contracts with Firm Commitments / MVCs Contract Highlights • The Lion Pipeline System and SALA Gathering System are supported by a long-term contract that includes three take- or-pay commitments • Initial term of 5 years, maximum term of 15 years (2) • Crude oil transportation throughput of 74 MBbl/d in 2020, supported by a MVC of 46 MBbl/d (3) • Refined products transportation throughput of 53 MBbl/d in 2020, supported by a MVC of 40 MBbl/d (3) • Crude oil gathering throughput of 13 MBbl/d in 2020, supported by a MVC of 14 MBbl/d • East Texas Wholesale Marketing: contractual agreement with DK with MVC of 50 MBbl/d • Big Spring marketing agreement: contractual agreement with DK with MVC of 65 MBbl/d • DPG contractual throughput volume of 120 MMbl/d $43 $43 $43 $44 $42 $52 $52 $53 $48 $52 $57 $2 $7 $8 $8 $9 $16 $16 $15 $15 $16 $17 $11 $11 $14 $13 $11 $6 $14 $9 $9 $12 $11 $56 $61 $65 $65 $62 $74 $82 $77 $72 $80 $85 $0 $10 $20 $30 $40 $50 $60 $70 $80 1 Q 1 9 2 Q 1 9 3 Q 1 9 4 Q 1 9 1 Q 2 0 2 Q 2 0 3 Q 2 0 4 Q 2 0 1 Q 2 1 2 Q 2 1 3 Q 2 1 $ in m ill io n s Contracted Min Gross Margin Contracted Excess Gross Margin Uncontracted Gross Margin 67% of 3Q21 Basic Gross Margin from Minimum Volume Commitments (MVCs) 2% 9% 46% 43% < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years Duration of Contracts as of 3Q21 (1) 1) Based on percentage of 3Q21 gross margin earned from contracts. Duration excludes automatic renewal at Delek US’ option in future periods. 2) Maximum term assumes an extension of the commercial agreement pursuant to terms thereof. Please note that some terms began as early as November 7, 2012. 3) Volumes gathered on the SALA Gathering System will not be subject to an additional fee for transportation on the Lion Pipeline System. 4) Basic gross margin generated from the minimum volume commitment provisions of each contract. 5) Basic gross margin generated by throughput volumes above the minimum volume commitment provision of each contract. 6) Basic gross margin generated by assets without contracts. 7) Reconciliation of basic gross margin to gross margin on page 23. (4) (6)(5)

9 Financial Flexibility and Growing Distributable Cash Flow 1) Reconciliation of EBITDA to Net Income provided on page 24. Excluded are predecessor costs related to the crude oil storage tank and rail offloading racks acquired in March 2015. 2) Reconciliation of distributable cash flow to net cash from operating activities on page 21 and EBITDA to net income on page 22. 3) Last 12 months as of September 30, 2021. Solid Net Income and EBITDA performance $62.8 $69.4 $90.2 $96.8 $159.3 $163.8 $97.3 $115.0 $164.0 $178.9 $245.3 $259.5 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 2016 2017 2018 2019 2020 2021 $ in m ill io n s Net Income EBITDA (3) $83.0 $85.0 $121.6 $127.0 $207.7 $217.8 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 2016 2017 2018 2019 2020 2021 $ in m ill io n s Distributable Cash Flow DCF supports distribution growth(2) $243 $243 $244 $244 $244 $244 $245 $245 $245 $245 $245 $246 $246 $246 $246 $394 $394$495 $494 $533 $457 $461 $597 $596 $588 $695 $750 $761 $747 $738 $289 $261 $205 $206 $317 $393 $389 $253 $254 $262 $155 $100 $89 $103 $113 $561 $589 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $ in m ill io n s Revolver Excess Capacity Revolver Borrowings $400 million 7.125% Sr. Notes (net of fees) $250 million 6.75% Sr. Notes (net of discount/fees) Financial Flexibility to support continued growth (1) (3)

1.39x 1.32x 1.35x 1.30x 1.61x 2.02x 1.42x 1.67x 1.25x 1.49x 1.47x 1.18x 1.20x 1.29x 0.98x 1.00x 0.88x 1.06x 0.97x 0.96x 1.14x 1.34x 1.25x 1.03x 1.06x 1.08x 1.11x 1.08x 1.15x 1.58x 1.50x 1.41x 1.31x 1.32x 1.34x 1Q132Q133Q134Q131Q142Q143Q144Q141Q152Q153Q154Q151Q162Q163Q164Q161Q172Q173Q174Q171Q182Q183Q184Q181Q192Q193Q194Q191Q202Q203Q204Q201Q212Q213Q21 Avg. 1.08x in 2019 Avg. 1.41x in 2020 10 1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. 2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see reconciliations starting on page 21. 3) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015. 4) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods. Distribution per unit has increased thirty-five consecutive times since the IPO (1) Distributable Cash Flow Coverage Ratio (2)(3)(4) Leverage Ratio (4) DKL Distribution and Leverage Ratio Avg. 1.35x in 2013 Avg. 1.68x in 2014 Avg. 1.35x in 2015 Avg. 1.11x in 2016 Avg. 0.97x in 2017 Avg. 1.19x in 2018 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 $0.590 $0.610 $0.630 $0.655 $0.680 $0.690 $0.705 $0.715 $0.725 $0.750 $0.770 $0.790 $0.810 $0.820 $0.850 $0.880 $0.885 $0.890 $0.900 $0.905 $0.910 $0.920 $0.940 $0.950 1Q132Q133Q134Q131Q142Q143Q144Q141Q152Q153Q154Q151Q16 2Q163Q164Q161Q172Q173Q174Q171Q182Q183Q184Q181Q192Q193Q194Q191Q202Q203Q204Q201Q212Q213Q21 1.70x 1.58x 2.28x 2.35x 3.21x 2.69x 2.55x 2.56x 3.02x 3.13x 3.11x 3.49x 3.48x 3.47x 3.72x 3.84x 3.84x 3.90x 3.75x 3.77x 4.58x 4.44x 4.53x 4.08x 4.17x 4.64x 4.62x 4.48x 4.15x 4.05x 3.91x 3.75x 3.64x 3.55x 3.44x 1Q132Q133Q134Q131Q14 2Q143Q144Q141Q152Q153Q154Q151Q162Q163Q164Q161Q172Q173Q174Q171Q182Q183Q184Q181Q192Q193Q194Q191Q202Q203Q204Q201Q212Q213Q21

DKL Asset & Joint Venture Detail

12 Joint Venture Pipeline Projects Create platforms for future growth; Ability to leverage Permian position Caddo Pipeline • Delek Logistics (50%)/Plains Pipeline L.P. (50%) • Cost: $123 million • Capacity: 80,000 Bbl/d • Length: 80 miles • Completed: January 2017 • Provides additional logistics support to El Dorado refinery with third crude supply source RIO Pipeline (Delaware Basin) • MPLX (67%)/ Delek Logistics (33%) • Cost: $119 million • Capacity: 80,000 Bbl/d • Length: 109 miles • Completed: September 2016 • Benefiting from increased drilling activity in the area; offers connection to Midland takeaway pipelines • Delek US is an anchor shipper on both projects

13 Delek US is a major shipper on pipeline; increased crude oil optionality  Increasing by 65,000 bpd to 100,000 bpd following expansion;  Incremental 24 million bbls/yr of Cushing crude oil into Longview, TX  From Longview, TX DKL has access to:  Delek US refining system providing ability to reduce dependence on Midland crude oil at Tyler, El Dorado and Krotz Springs  Gulf Coast markets through Paline and other third-party pipelines  Increases potential WTI-Brent exposure with limited cost to the company Longview  Expansion from 150 Kbpd to 235 Kbpd completed during 3Q 2020  Delek US is a major shipper on pipeline; increased crude oil optionality  DKL purchased 33% interest in May 2019  Approx. $128.0 million initial investment; financed with revolver  DKL contributed approximately $17.0 million to the expansion, of which $3.5 million was included in initial investment in May 2019  MVC annualized EBITDA  $13.5 to $15.5 million expected annualized EBITDA pre- expansion  Increases to $20.0 to $25.0 million annualized EBITDA post- expansion Red River Pipeline JV Midstream: Red River Pipeline Joint Venture

14 Midstream: Big Spring Gathering System Gathering Helps Control Crude Oil Quality and Cost into Refineries Big Spring Gathering System  Approximately 200-mile gathering system  350 Kbpd throughput capacity  >275,000 dedicated acres  Points of origin: Howard, Borden, Martin and Midland counties  Total terminal storage of 650K bbls  Connection to Big Spring, TX terminal  Getting closer to wellhead allows us to control crude quality and cost  Provides improvement in refining performance and cost structure  Drop down to DKL completed in Q1 2020  Gathering increases access to barrels  Creates optionality to place barrels:  Big Spring (local refinery)  Midland  Colorado City (access other refineries)  Wink (to Gulf Coast)  Control quality and blending opportunities Delek Logistics Acquired 1Q20  $30 - $32 million expected annualized EBITDA underpinned by MVC DK to DKL  MVC 120 Kbpd for Big Spring system in addition to 50mbbl/d connection to 3rd party pipeline system  CAPEX potential of $33.8 million if requested by DK, matched with MVC providing 11.5% ROR Permian Supply vs. Takeaway Refining Capacity Wink to Webster Gathering Access

Enhancing Our Position In Midstream

Substantial Projected Growth in Consolidated Midstream Cash Flows

Krotz Springs

- Logistics assets associated with Krotz Springs refinery

Wink to Webster Pipeline

- Long haul pipeline from Permian to Gulf Coast providing stable cash flow and connected to our Big Spring Gathering system, providing access to additional crude inputs
- Expected return **well above our minimum target IRR threshold of 15%**

Other Midstream Growth Initiatives

- Slurry Blending- Exclusive agreement with Baker Hughes utilizing proprietary intellectual property allowing us to meet IMO regulations through blending competencies
- Red River Pipeline JV – **expansion from 150 Kbpd to 235 Kbpd** completed during 3Q 2020
- Delek continues to explore other midstream growth opportunities

Strong EBITDA Growth Profile from Midstream Initiatives



($ in millions)
Delek US announced goal to achieve midstream EBITDA target of $365 million to $395 million by 2023
$280
~$30-$35
~$53-$83
~$365-$395
~$85 -$115 million growth opportunity: ~30%-40%
3 months ending 9/30/2021
Krotz Springs Midstream assets
Wink to Webster & Other Midstream Growth initiatives
Total Annual Segment Earnings Potential

DKL EBITDA Growth ($ in millions)[(1)]



26% CAGR
$97
$115
$164
$179
$245
2016
2017
2018
2019
2020

1) Reconciliation of EBITDA to net income on page 22.

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Several Visible Pathways for Growth

Focused around developing Permian platform; Growing logistics asset base at sponsor

Ability to Leverage Relationship with Delek US

Midstream Growth Initiatives	• Permian-based refining system with 207,000 bpd of Permian crude access (1) • Big Spring Gathering System in the Permian Basin (asset dropped to DKL end of 1Q20) • Wink to Webster long haul crude oil pipelines joint venture investment • Krotz Springs midstream assets
Benefit from Operations	• Improving demand backdrop for oil and oil products post pandemic • Strong demand supports elevated utilization of refining and logistics assets, including DKL assets

Financial Flexibility Creates Opportunities to Develop Platform

Balance Sheet Supportive	• $4.9 million cash & $589.1 million unused credit facility at September 30, 2021 on $850 million revolving credit facility • Leverage ratio was 3.44x (2) at end of 3Q21 • Maintain strong coverage and leverage ratios
Acquisitions	• Acquired 33% interest in Red River pipeline joint venture from Plains Pipeline, L.P. in May 2019 • Connects platform to Cushing, Oklahoma into Longview, Texas; increases Delek US crude flexibility
Organic Growth	• Focus on incrementally improving existing asset base • Expanded Red River pipeline; Evaluate Paline Pipeline capacity and Big Spring Gathering potential
Opportunities	• Growth opportunities include both drop downs from sponsor Delek US and/or potential M&A

Focus on continued distribution growth

Distribution	• Driven by strong performance and strong coverage and leverage ratios

(1) Please see page 5 for additional information related to Delek US' position in the Permian.
(2) Leverage ratio based on LTM EBITDA as defined by credit facility covenants and disclosed in the earnings release filed on Form 8-K for each respective period.

16

17 2022 Valuation Below Peer Average EV-to-EBITDA Consistency: DKL Has Increased Quarterly Distributions Consecutively Since IPO in 4Q12 (1) Based on Factset as of November 8, 2021. 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x DKL HEP MPLX PBFX PSXP PAA NS MMP ET EPD EV/EBITDA (consensus estimates) 2021 2022 21 Avg 22 Avg

18 Wells Fargo: A Look at Midstream ROIC “DKL has generated the highest value and cash returns over the past five years (2015-20) compared to its peers” (1) Source: Wells Fargo 2 0 1 5 -2 0 2 0 2 0 2 1 Drivers  The execution of dropdowns and third-party acquisitions at attractive multiples  Scalable platform and cost controls  Capital reimbursements from DK  Inflation escalators in most contracts  A predominantly fee-based cash flow profile

Majority of assets support Delek US’ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US related to capex/opex reimbursement Balance sheet positioned to grow with strong sponsor DK Primarily traditional, stable MLP assets with limited commodity price exposure

Appendix

DKL: Reconciliation of Distributable Cash Flow

(dollars in millions, except coverage)	1Q13 [2]	2Q13[2]	3Q13[2]	4Q13	2013 [2]	1Q14 [2]	2Q14[2]	3Q14[2]	4Q14[2]	2014 [2]	1Q15[2]	2Q15	3Q15	4Q15	2015 [2][3]	1Q16	2Q16	3Q16	4Q16	2016 [3]
Reconciliation of Distributable Cash Flow to net cash from operating activities																				
Net cash provided by operating activities	$2.0	$18.7	$19.9	$8.9	$49.4	$14.4	$31.2	$20.1	$20.8	$86.6	$15.8	$30.8	$20.2	$1.3	$68.0	$26.4	$31.2	$29.2	$13.9	$100.7
Accretion of asset retirement obligations	(0.0)	(0.1)	(0.0)	(0.1)	(0.2)	(0.1)	(0.1)	(0.1)	0.0	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)
Deferred income taxes	0.0	0.0	(0.1)	(0.3)	(0.3)	0.0	(0.1)	(0.0)	0.2	0.1	(0.2)	0.2	0.0	0.0	(0.0)	-	-	-	0.2	0.2
Gain (Loss) on asset disposals	-	-	-	(0.2)	(0.2)	-	(0.1)	-	(0.0)	(0.1)	(0.0)	0.0	-	(0.1)	(0.1)	0.0	-	(0.0)	-	0.0
Changes in assets and liabilities	12.1	(4.9)	(5.1)	6.3	8.3	3.4	(6.0)	(1.6)	3.0	(1.2)	3.3	(7.3)	3.6	20.5	20.1	(5.4)	(7.1)	(10.0)	7.7	(14.9)
Distributions from equity method investments				-																
Maint. & Reg. Capital Expenditures	(1.3)	(1.1)	(1.3)	(1.5)	(5.1)	(0.8)	(1.0)	(0.8)	(3.9)	(6.5)	(3.3)	(3.9)	(3.5)	(2.7)	(13.4)	(0.7)	(0.9)	(0.7)	(3.6)	(5.9)
Reimbursement for Capital Expenditures	0.3	0.2	-	0.4	0.8	-	-	-	1.6	1.6	1.6	1.8	2.0	0.2	5.5	0.2	0.2	0.4	2.4	3.3
Distributable Cash Flow	$13.1	$12.8	$13.4	$13.6	$52.9	$17.0	$24.0	$17.7	$21.8	$80.3	$17.1	$21.4	$22.2	$19.0	$79.8	$20.4	$23.3	$18.8	$20.6	$83.0
Distribution Coverage Ratio [1]	1.39x	1.32x	1.35x	1.33x	1.35x	1.61x	2.02x	1.42x	1.67x	1.68x	1.25x	1.49x	1.47x	1.18x	1.35x	1.20x	1.29x	0.98x	1.00x	1.11x
Total Distribution [1]	$9.4	$9.7	$9.9	$10.2	$39.3	$10.5	$11.9	$12.4	$13.1	$47.9	$13.7	$14.4	$15.1	$16.1	$59.3	$17.1	$18.1	$19.3	$20.5	$75.0

(dollars in millions, except coverage)	1Q17	2Q17	3Q17	4Q17 [3]	2017[3]	1Q18	2Q18	3Q18	4Q18	2018	1Q19	2Q19	3Q19	4Q19	2019
Reconciliation of Distributable Cash Flow to net cash from operating activities															
Net cash provided by operating activities	$23.5	$23.9	$30.5	$13.3	$91.2	$23.7	$28.0	$6.0	$95.3	$153.0	$26.2	$24.1	$34.3	$45.8	$130.4
Accretion of asset retirement obligations	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)
Deferred income taxes	-	(0.1)	(0.0)	0.3	0.1	-	-	-	(0.2)	(0.2)	-	-	(0.1)	(0.6)	(0.7)
Gain (Loss) on asset disposals	(0.0)	0.0	0.0	0.0	0.0	(0.1)	0.1	(0.7)	(0.2)	(0.9)	(0.0)	0.0	0.1	0.1	0.2
Changes in assets and liabilities	(3.6)	0.9	(8.5)	10.3	(0.9)	3.7	6.2	28.1	(64.9)	(26.9)	3.2	7.8	3.2	(14.8)	(0.6)
Non-cash lease expense						-	-	-	-	-	(1.0)	(0.4)	(1.1)	2.4	(0.2)
Distributions from equity method investments				0.8	0.8	0.7		0.3	0.2	1.2	0.8	-	-	-	0.8
Maint. & Reg. Capital Expenditures	(2.2)	(2.1)	(0.7)	(4.4)	(9.4)	(0.3)	(1.0)	(2.4)	(3.6)	(7.3)	(0.8)	(1.0)	(3.7)	(2.9)	(8.5)
Reimbursement for Capital Expenditures	0.9	0.5	0.4	1.7	3.5	0.4	0.3	1.3	1.1	3.1	0.7	0.7	1.2	3.2	5.8
Other Operating Income (Expense), net															
Distributable Cash Flow	$18.4	$23.0	$21.6	$21.9	$85.0	$28.0	$33.5	$32.4	$27.6	$121.6	$29.0	$31.2	$33.7	$33.0	$126.9
Distribution Coverage Ratio [1]	0.88x	1.06x	0.97x	0.96x	0.97x	1.17x	1.34x	1.25x	1.02x	1.19x	1.06x	1.08x	1.11x	1.08x	1.08x
Total Distribution [1]	$21.0	$21.8	$22.3	$22.8	$87.9	$24.0	$25.0	$26.0	$26.9	$101.9	$27.4	$28.9	$30.3	$30.6	$117.3

(dollars in millions, except coverage)	1Q20	2Q20	3Q20	4Q20	2020	1Q21 [4]	2Q21 [4]	3Q21
Reconciliation of Distributable Cash Flow to net cash from operating activities								
Net cash provided by operating activities	$34.8	$37.5	$62.3	$58.4	$193.0	$61.7	$85.8	$74.8
Accretion of asset retirement obligations	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.1)	(0.1)	(0.1)
Deferred income taxes	(1.3)	(0.9)	(0.1)	0.6	(0.4)	(0.1)	-	(0.1)
Gain (Loss) on asset disposals	-	-	-		-			
Changes in assets and liabilities	5.6	19.3	(2.5)	1.2	19.8	(10.9)	(29.8)	(16.3)
Non-cash lease expense	(2.9)	(0.3)	(1.6)	(3.8)	(6.1)	(2.0)	(2.5)	(2.5)
Distributions from equity method investments	0.1	1.6	1.0	0.0	2.7	3.9	1.5	0.8
Maint. & Reg. Capital Expenditures	(0.9)	(0.1)	0.0	(0.5)	(1.3)	(0.5)	(1.1)	(0.9)
Reimbursement for Capital Expenditures	0.0	0.0	0.0	0.2	0.3	0.4	0.0	0.0
Other Operating Income (Expense), net						0.1	0.1	(0.3)
Distributable Cash Flow	$35.4	$57.0	$59.1	$55.9	$207.6	$52.6	$53.8	$55.5
Distribution Coverage Ratio [1]	1.15x	1.58x	1.50x	1.41x	1.42x	1.31x	1.32x	1.34x
Total Distribution [1]	$30.9	$36.0	$39.3	$39.5	$145.7	$40.0	$40.8	$41.3

1) Distribution based on actual amounts distributed during the periods; does not include LTIP accrual. Coverage is defined as cash available for distribution divided by total distribution.
2) Results in 2013, 2014 and 2015 are as reported excluding predecessor costs related to the dropdown of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
3) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek US rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015.
4) Maint. & reg. Capital Expenditure excludes an incorrectly classified 1Q2021 Tagalong project expense item. The item amounted to $731K in Q1 2021 and to $837K in Q2 2021 thus the Q1 2021 Maint. & Reg. Capital Expenditures were lower by $731K. In Q2 2021 the $731K was re-classified to growth on the cumulative Q2 2021 amount.

Note: May not foot due to rounding and annual adjustments that occurred in year-end reporting.

Delek LOGISTICS

21

DKL: Income Statement and Non-GAAP EBITDA Reconciliation

	2013[1]	1Q14[1]	2Q14	3Q14	4Q14	2014[1]	1Q15[2]	2Q15	3Q15	4Q15	2015[2]	1Q16	2Q16	3Q16	4Q16	2016
Net Revenue	$907.4	$203.5	$236.3	$228.0	$173.3	$841.2	$143.5	$172.1	$165.1	$108.9	$589.7	$104.1	$111.9	$107.5	$124.7	$448.1
Cost of Sales	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)	(66.8)	(73.1)	($73.5)	($88.8)	(302.2)
Operating Expenses (excluding depreciation and amortization presented below)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)	(10.5)	(8.7)	($9.3)	($8.8)	(37.2)
Depreciation and Amortization																
Contribution Margin	$70.3	$22.8	$30.2	$23.7	$29.3	$106.0	$24.5	$28.8	$29.1	$26.2	$108.6	$26.8	$30.0	$24.7	$27.2	$108.7
Operating Expenses (excluding depreciation and amortization presented below)																
Depreciation and Amortization	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)	(5.0)	(4.8)	($5.4)	($5.6)	(20.8)
General and Administration Expense	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)	(2.9)	(2.7)	($2.3)	($2.3)	(10.3)
Gain (Loss) on Asset Disposal	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)	(0.1)	0.0	-	($0.0)	$0.0	0.0
Operating Income	$53.2	$16.8	$24.4	$17.5	$22.1	$80.8	$17.1	$21.1	$21.8	$17.9	$77.9	$19.0	$22.5	$17.0	$19.2	$77.7
Interest Expense, net	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)	(3.2)	(3.3)	($3.4)	($3.7)	(13.6)
(Loss) Income from Equity Method Invesments								(0.1)	(0.3)	(0.1)	(0.6)	(0.2)	(0.2)	($0.3)	($0.4)	(1.2)
Income Taxes	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6	0.2	(0.1)	(0.129)	($0.1)	$0.3	(0.1)
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8
EBITDA:																
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8
Income Taxes	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)	(0.2)	0.1	0.1	0.13	(0.28)	0.1
Depreciation and Amortization	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9	19.2	5.0	4.8	5.4	5.6	20.8
Amortization of customer contract intangible assets	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest Expense, net	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0	10.7	3.2	3.3	3.4	3.7	13.6
EBITDA	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4	$21.1	$25.7	$26.1	$23.6	$96.5	$23.7	$27.1	$22.0	$24.4	$97.3

	1Q17	2Q17	3Q17	4Q17	2017	1Q18	2Q18	3Q18	4Q18	2018
Net Revenue	$129.5	$126.8	$130.6	$151.2	$538.1	$167.9	$166.3	$164.1	$159.3	$657.6
Cost of Sales	(92.6)	(85.0)	($89.1)	($106.1)	(372.9)	(119.0)	(106.0)	($105.6)	($98.4)	(429.1)
Operating Expenses (excluding depreciation and amortization presented below)	(10.4)	(10.0)	(10.7)	(12.3)	(43.3)	(12.6)	(14.9)	(14.5)	(15.4)	(57.4)
Depreciation and Amortization								(6.3)	(5.8)	(12.1)
Contribution Margin	$26.5	$31.8	$30.8	$32.8	$121.9	$36.3	$45.3	$37.8	$39.6	$159.1
Operating Expenses (excluding depreciation and amortization presented below)								(0.9)	(0.4)	(1.3)
Depreciation and Amortization	(5.2)	(5.7)	(5.5)	(5.5)	(21.9)	(6.0)	(7.0)	(0.5)	(0.4)	(13.9)
General and Administration Expense	(2.8)	(2.7)	(2.8)	(3.6)	(11.8)	(3.0)	(3.7)	(3.1)	(7.4)	(17.2)
Gain (Loss) on Asset Disposal	0.0	0.0	(0.0)	(0.0)	(0.0)	-	0.1	(0.7)	(0.2)	(0.8)
Operating Income	$18.5	$23.4	$22.6	$23.7	$88.1	$27.3	$34.7	$32.6	$31.1	$125.8
Interest Expense, net	(4.1)	(5.5)	(7.1)	(7.3)	(23.9)	(8.1)	(10.9)	(11.1)	(11.2)	(41.3)
(Loss) Income from Equity Method Invesments	0.2	1.2	1.6	1.9	5.0	0.8	1.9	1.9	1.5	6.2
Other (Expense) Income	-	-	-	-	-	-	-	-	-	-
Income Taxes	(0.1)	(0.1)	(0.2)	0.6	0.2	(0.1)	(0.1)	(0.1)	(0.2)	(0.5)
Net Income	$14.6	$19.0	$16.9	$18.9	$69.4	$20.0	$25.6	$23.3	$21.3	$90.2
EBITDA:										
Net Income	$14.6	$19.0	$16.9	$18.9	$69.4	$20.0	$25.6	$23.3	$21.3	$90.2
Income Taxes	0.1	0.1	0.2	($0.6)	(0.2)	0.1	0.1	0.1	$0.2	0.5
Depreciation and Amortization	5.2	5.7	5.5	5.5	21.9	6.0	7.0	6.7	6.3	26.0
Amortization of customer contract intangible assets	-	-	-	-	-	0.6	1.8	1.8	1.8	6.0
Interest Expense, net	4.1	5.5	7.1	7.3	23.9	8.1	10.9	11.1	11.2	41.3
EBITDA	$23.9	$30.3	$29.7	$31.1	$115.0	$34.7	$45.4	$43.0	$40.7	$163.9

	1Q19	2Q19	3Q19	4Q19	2019	1Q20	2Q20	3Q20	4Q20	2020	1Q21	2Q21	3Q21
Net Revenue	$152.5	$155.3	$137.6	$138.6	$584.0	$163.4	$117.6	$142.3	$140.1	$563.4	$152.9	$168.5	$189.6
Cost of Sales	($96.3)	($93.9)	($72.6)	($73.8)	(336.5)	($101.3)	($43.9)	($60.7)	($63.2)	(269.1)	($81.2)	($88.7)	($105.1)
Operating Expenses (excluding depreciation and amortization presented below)	(15.3)	(16.5)	(17.5)	(22.0)	(71.3)	(14.0)	(11.6)	(13.7)	(14.6)	(53.8)	(13.5)	(14.9)	(16.8)
Depreciation and Amortization	(6.1)	(6.2)	(6.1)	(6.4)	(24.9)	(5.8)	(8.2)	(8.9)	(10.8)	(33.7)	(10.2)	(9.5)	(9.7)
Contribution Margin	$34.8	$38.8	$41.3	$36.4	$151.3	$42.4	$53.9	$59.0	$51.5	$206.7	$48.0	$55.4	$58.0
Operating Expenses (excluding depreciation and amortization presented below)	(0.8)	(0.8)	(0.9)	(0.3)	(2.8)	(0.8)	(0.8)	(0.6)	(0.3)	(2.4)	(0.6)	(0.6)	(0.5)
Depreciation and Amortization	(0.5)	(0.5)	(0.5)	(0.5)	(1.8)	(0.5)	(0.5)	(0.5)	(0.5)	(2.0)	(0.5)	(0.5)	(0.5)
General and Administration Expense	(4.5)	(5.3)	(5.3)	(5.8)	(20.8)	(6.1)	(4.7)	(6.1)	(5.6)	(22.6)	(4.9)	(6.1)	(6.1)
Gain (Loss) on Asset Disposal	(0.0)	0.0	0.1	(0.1)	(0.0)	0.1	-	-	(0.0)	0.1	0.1	0.1	(0.3)
Operating Income	$29.1	$32.3	$34.7	$29.7	$125.8	$35.0	$47.9	$51.7	$45.1	$179.8	$42.2	$48.4	$50.6
Interest Expense, net	(11.3)	(11.4)	(12.5)	(12.2)	(47.3)	(11.8)	(10.7)	(10.4)	(10.0)	(42.9)	(9.7)	(11.7)	(14.5)
(Loss) Income from Equity Method Invesments	2.0	4.5	8.4	5.0	19.8	5.6	6.5	4.9	5.8	22.7	4.0	6.6	7.3
Other (Expense) Income	-	(0.5)	-	(0.1)	(0.6)	-	-	0.1	-	(0.1)	(0.0)	(0.0)	0.1
Income Taxes	(0.1)	(0.1)	(0.1)	(0.7)	(1.0)	(1.0)	0.7	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	0.2
Net Income	$19.7	$24.9	$30.5	$21.7	$96.8	$27.8	$44.4	$46.3	$40.7	$159.2	$36.3	$43.2	$43.6
EBITDA:													
Net Income	$19.7	$24.9	$30.5	$21.7	$96.8	$27.8	$44.4	$46.3	$40.7	$159.2	$36.3	$43.2	$43.6
Income Taxes	0.1	0.1	0.1	0.7	1.0	1.0	(0.7)	(0.2)	0.1	0.2	0.2	0.2	(0.2)
Depreciation and Amortization	6.6	6.6	6.6	6.9	26.7	6.3	8.7	9.5	11.3	35.7	10.7	10.0	10.2
Amortization of customer contract intangible assets	1.8	1.8	1.8	1.8	7.2	1.8	1.8	1.8	1.8	7.2	1.8	1.8	1.8
Interest Expense, net	11.3	11.4	12.5	12.2	47.3	11.8	10.6	10.4	10.0	42.9	9.7	11.7	14.5
EBITDA	$39.4	$44.8	$51.5	$43.3	$178.9	$48.7	$64.8	$67.8	$63.9	$245.3	$58.7	$66.8	$69.9

1) Results in 2013 and 2014 are as reported excluding predecessor costs related to the dropdown of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
2) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 dropdowns.

Note: May not foot due to rounding.

22

23 DKL: Reconciliation of Basic Gross Margin (dollars in millions) 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 DKL: Reconciliation of Basic Gross Margin Net Revenues $152.5 $155.3 $137.6 $138.6 $163.4 $117.6 $142.3 $140.1 $152.9 $168.5 $189.6 Cost of Sales $117.7 $116.6 $96.2 $102.2 $121.1 $63.7 $83.3 $88.6 $104.9 $113.1 $131.6 Gross Margin $34.8 $38.7 $41.4 $36.4 $42.3 $53.9 $59.0 $51.5 $48.0 $55.4 $58.0 Add back: Operating expenses (excluding depreciation and amortization) $15.3 $16.5 $17.5 $22.0 $14.0 $11.6 $13.7 $14.6 $13.5 $14.9 $16.8 Depreciation and Amortization $6.1 $6.2 $6.1 $6.4 $5.8 $8.2 $8.9 $10.8 $10.2 $9.5 $9.7 Basic gross margin $56.2 $61.4 $65.0 $64.8 $62.1 $73.7 $81.6 $76.9 $71.7 $79.8 $84.5

Summary of Certain Contracts

Asset/Operation	Initiation Date	Contract End Date	Term	Minimum Throughput (bpd)	Fee/bbl
Lion Pipeline System and SALA Gathering System:					
Crude Oil Pipelines	Nov-12	Mar-24	[3]	46,000	$ 1.0475 [11]
Refined Products Pipelines	Nov-12	Mar-24	[3]	40,000	$ 0.12 [11]
SALA Gathering System	Nov-12	Mar-24	[3]	14,000	$ 2.817 [11]
East Texas Crude Logistics System:					
Crude Oil Pipelines	Nov-12	Mar-24	[3]	35,000	$ 0.493 [11]
Storage	Nov-12	Mar-24	[3]	N/A	$308,091/month [11]
East Texas Marketing	Nov-12	Oct-26	[8]	50,000	$ 0.84 [11]
Big Sandy Terminal					
Refined Products Transportation	Nov-12	Mar-24	[3]	5,000	$ 0.61 [11]
Terminalling	Nov-12	Mar-24	[3]	5,000	$ 0.61 [11]
Storage	Nov-12	Mar-24	[3]	N/A	$61,563/month [11]
Tyler					
Refined Products Throughput	Jul-13	Mar-24	[7]	50,000	$ 0.39 [11]
Crude Oil Storage (Tyler Crude Tar	Mar-15	Mar-23	[7]	N/A	$202,600/month [11]
Storage	Jul-13	Mar-24	[7]	N/A	$934,013/month [11]
Memphis Pipeline	Jun-18	Jun-23	[9]	11,000	$ 1.27 [11]
Memphis Terminal	Nov-12	Mar-24	[3]	10,000	$ 0.62 [11]
North Little Rock Terminal					
Dedicated Terminalling	Oct-13	Mar-24	[6]	8,100	$ 0.33 [11]
Storage	Oct-13	Mar-24	[6]	N/A	$70,911/month [11]
El Dorado Throughput and Tankage					
Refined Products Throughput	Feb-14	Mar-24	[5]	11,000	$ 0.56 [11]
Storage	Feb-14	Mar-24	[5]	N/A	$1,462,099/month [11]
El Dorado Assets Throughput	Mar-15	Feb-24	[4]		$1,664,431/quarter [11]

Asset/Operation	Initiation Date	Contract End Date	Term	Minimum Throughput (bpd)	Fee/bbl
Big Spring Pipelines, Storage and Throughput					
Crude Oil Throughput	Mar-18	Feb-28	[2]	77,000	$ 0.05 [11]
Refined Products Throughpu	Mar-18	Feb-28	[2]	27,300	$ 0.05 [11]
Rail Offloading	Mar-18	Feb-28	[2]	4,500	$ 0.43 [11]
Terminalling	Mar-18	Feb-28	[2]	29,250	$ 0.71 [11]
Storage	Mar-18	Feb-28	[2]	N/A	$1,473,508/month [11]
Big Spring Asphalt					
Terminalling	Mar-18	Feb-28	[2]	1,020 - 2,380 (seasonality)	$ 8.90 [11]
Storage	Mar-18	Feb-28	[2]	N/A	$489,326/month [11]
Big Spring Marketing	Mar-18	Feb-28	[1]	65,000	$0.54 - $0.76 / bbl [11]
Mount Pleasant					
Terminalling	Apr-15	Apr-23	[10]	4,000 [10]	$ 0.56 [11]
Offloading	Apr-15	Apr-23	[10]	4,000 [10]	$ 0.23 [11]
Storage	Apr-15	Apr-23	[10]	N/A [10]	$101,299/month [11]
Greenville					
Offloading	Dec-16	Nov-21	[13]	None [13]	$ 0.23 [11]
Throughput	Dec-16	Nov-21	[13]	None [13]	$ 0.11 [11]
Storage	Dec-16	Nov-21	[13]	N/A [13]	$99,642/month [11]
Longview/LOLA	Jan-16	May-20	[12]	15,000 [12]	$ 0.12 [11]
Delek Permian Gathering					
Gathering System	Mar-20	Mar-30	[14]	120,000	$ 0.70 A
Re-delivery System	Mar-20	Mar-30	[14]	50,000	$ 0.25 ↓
BSR					
Fintex/Magellen Pipeline	Apr-20	Apr-22	A	20,000	$ 0.63
Crude Oil Offloading	Jan-20	Apr-22	↓	15,120	$ 0.90
Storage	Apr-20	Apr-22	↓	N/A	$240,000/month
LPG Rack	Jan-20	Apr-22	↓	4,500	$ 5.00
Trucking	May-20	Dec-30	↓	N/A	N/A

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Summary of Certain Contracts

Footnotes

[1] Initial term of 10 years with a unilateral option to extend by Delek per the applicable agreement (see agreement as filed with the SEC). As such, 10 years was deemed to be the non-cancelable term of the agreements from the perspective of DKL.

[2] Initial term of 10 years with a unilateral option to extend the agreement by 5 additional years by DKL per the applicable agreement (see agreement as filed with the SEC). We deemed ten years to be the non-cancelable term of the agreements from the perspective of DKL to coincide with the current term of the agreement.

[3] Initial term of 5 years with a unilateral option to extend the agreement by two additional 5-year periods by Delek per the applicable agreement (see agreement as filed with the SEC). The First Amendment to the Agreement extended the current term of the agreement to March 31, 2024. As such, 6 years was deemed to be the non-cancelable term of the agreements from the perspective of DKL.

[4] Initial term of 9 years with a unilateral option to extend the agreement by two additional 3-year periods by Delek per the applicable agreement (see agreement as filed with the SEC). As such, 9 years was deemed to be the non-cancelable term of the agreement from the perspective of DKL.

[5] Initial term of 8 years with a unilateral option to extend the agreement by two additional 4-year periods by Delek per the applicable agreement (see agreement as filed with the SEC). The First Amendment to the Agreement extended the current term of the agreement to March 31, 2024. As such, 6 years was deemed to be the non-cancelable term of the agreement from the perspective of DKL.

[6] Initial term of 8 years with a unilateral option to extend the agreement by two additional 4-year periods by Delek per the applicable agreement (see agreement as filed with the SEC). The First Amendment to the Agreement extended the current term of the agreement to March 31, 2024. As such, 6 years was deemed to be the non-cancelable term of the agreements from the perspective of DKL.

[7] Initial term of 8 years with a unilateral option to extend the agreement by two additional 4-year periods by Delek per the applicable agreement (see agreement as filed with the SEC). The First Amendment to the Tyler Terminal and Tankage Agreement extended the current term of the agreement to March 31, 2024. As such, 6 years was deemed to be the non-cancelable term of the agreement from the perspective of DKL. The Tyler Crude

[8] Agreement extended thru 2026 as disclosed in the 2017 10-K.

[9] Agreement has a term of 5 years per Products Transportation Agreement

[10] Agreement has a term of eight years with a unilateral option to extend the agreement by two additional 4-year periods by Delek per the applicable agreement.

[11] Information obtained from the DKL rate increases workbook

[12] Information obtained from the applicable agreement. In relation to the fee/bbl, the minimum daily revenue commitment is defined as the minimum throughput multiplied by the LOLA throughput fee irrespective of the Mid-Valley Throughput Fee.

[13] Information obtained from the applicable agreement. While the agreements specifies a throughput and offloading fee/bbl, there are no minimum volume commitments contained within the agreement.

[14] Initial term of 10 years with a unilateral option to extend the agreement by two additional 5-year periods by Delek per the applicable agreement (see agreement as filed with the SEC).

Note: The Paline Pipeline agreements executed in February 2018 were excluded from the table above as their non-cancelable terms are less than one year.

A Agreed to the respective executed agreements.

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Investor Relations Contacts: Blake Fernandez, SVP IR/Market Intelligence 615-224-1312 Kaley Weinstein, Investor Relations Analyst 267-701-0111